UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2011	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada	52-2243048
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1226 White Oaks Blvd.
Suite 10A
Oakville, ON L6H 2B9, Canada
(Address of Principal Executive Offices) (Zip Code)

(905) 845-1073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01     Other Events

On May 16, 2011, Yukon Gold Corporation, Inc. (“Yukon Gold”), a Delaware corporation merged into its wholly-owned subsidiary, a Nevada corporation, with the Nevada corporation being the surviving entity. As a result, Yukon Gold effected a re-domiciliation into Nevada. The surviving corporation, which has the same name, has authorized capital of 500,000,000 shares of common stock. Pursuant to the terms of the merger, each five (5) shares of the Delaware corporation’s common stock were exchanged for one (1) share of the Nevada corporation’s common stock. Yukon Gold’s shares continue to trade on the OTC Bulletin Board under the symbol “YGDC”. The trading symbol will change for the next 20 business days to “YGDCD”. The Board of Directors and management of Yukon Gold were not changed as a result of the merger. All of the assets, rights and liabilities of the Delaware corporation were assumed by the surviving Nevada corporation.

Item 9.01 –     Exhibits

99.1	Press Release of the Company entitled “Yukon Gold Corporation, Inc. Re-domiciliation and Merger” dated May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: May 18, 2011	By: /s/ Kathy Chapman
Kathy Chapman, Corporate Secretary